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                    [GOLDSTEIN GOLUB KESSLER LLP LETTERHEAD]


June 15, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Re: Lindatech Inc. (formerly NetLive Communications, Inc.)
    Commission File #1-12021

Gentlemen:

We have read the above referenced Registrant's response to Item 4 -- Changes in Registrant's Certifying Accountant with respect to its Current Report on Form 8-K dated June 11, 1999 and concur with the statements made therein.

Sincerely,

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP

REF:DR90614/eob2


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